UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 9, 2007

KAL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 6, 79 Baker Street London, W1U 6RG, United Kingdom	W1U 6RG
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7935-4440

Patriarch Inc. 4526 Underwood Avenue North Vancouver, BC V7K 2S2

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets ..

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.  Information regarding the Company, Thatcher and the principal terms of the Reorganization are set forth below.

The Reorganization

The Reorganization. On December 29, 2006, the Company entered into an Agreement and Plan of Reorganization (the “ Reorganization Agreement”) with Thatcher Mining Pte., Ltd., a privately held Singapore corporation (“Thatcher”). Upon the closing under the Reorganization Agreement on February 9, 2007, the shareholders of Thatcher delivered all of their equity interests in Thatcher to the Company in exchange for shares of common stock in the Company, as a result of which Thatcher became a wholly-owned subsidiary of the Company (the “Reorganization”).

Pursuant to the Reorganization Agreement, at the closing, shareholders of Thatcher received  4,000,000 shares of the Company’s common stock for each issued and outstanding common share of Thatcher. As a result, at the closing , the Company issued 32,000,000 shares of its common stock to the former shareholders of Thatcher.

In addition, simultaneously with closing under the Reorganization Agreement, the Company completed a private placement offering of a total of 17,315,000 shares of the Company’s common stock for aggregate proceeds to the Company of $3,523,000 (the “Private Placement”).  In conjunction with completion of the Private Placement offering, the Company paid finders fees of $68,000 in cash, and also issued a total of 1,112,500 shares of restricted stock as compensation for certain legal services and as payment of finders fees. Additional information regarding the private placement sale of shares is described in Item 3.02 below.

Upon completion of the private placement offering and closing under the Reorganization Agreement, the Company has a total of 97,602,772 shares issued and outstanding of which 46,875,272, or approximately 48.01% are held by persons who were previously shareholders of the Registrant, 32,000,000 shares, or approximately 32.79% are held by persons who were previously shareholders of Thatcher, and 17,615,000 shares, or approximately 18.05%, are held by persons who purchased shares in the private placement offering.

Neither the Company nor Thatcher had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Reorganization. The Company intends to establish an option pool of up to 12,000,000 shares as soon as possible after the closing for the purpose of having shares available for the granting of options to Company officers, directors, employees and to independent contractors who provide services to the Company.

The shares of the Company’s common stock issued in connection with the Reorganization and the private placement offering were not registered under the Securities Act.  All shares issued in connection with the Reorganization were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act, which exempts transactions to certain foreign investors. The shares issued in connection with the private placement offering were issued in part in reliance upon the exemption from registration provided by Regulation S under the Securities Act and in part in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act for transactions not involving any public offering.  All such securities constitute “restricted securities” as defined in Rule 144 under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a restrictive legend stating the same.

Prior to the execution of the Reorganization Agreement, the Company entered into two loan agreements with Thatcher, providing Thatcher with an aggregate of $190,000 in short term funding. Following execution of the Reorganization Agreement but prior to closing thereunder, the Company advanced an additional $425,000 to Thatcher for working capital on the same terms and conditions as the previous loan agreements.  The funds loaned to Thatcher pursuant to the terms of such loan agreements constituted advances of funds received by the Company from the private placement offering of its shares.  Upon closing under the Reorganization Agreement all such loan agreements were cancelled. With the exception of the loan agreements, prior to completion of the Reorganization, there were no other material relationships between the Company or Thatcher, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Reorganization.  Thatcher is a resource company which has rights to conduct mining operations on two coal concessions in Indonesia.   Following completion of the Reorganization, the Company intends to carry on Thatcher’s business as its sole line of business. The Company has relocated its executive offices to Suite 6, 79 Baker Street, London, W1U 6RG, United Kingdom and its telephone number is +44 (0) 20-7935-4440.

Changes to the Board of Directors.  In conjunction with closing under the terms of the Reorganization Agreement, the number of members of the Company’s board of directors was increased from one to three and Laith Reynolds and Andrew Caminschi were appointed to the board to fill the vacancies created by the increase to serve with Strato Malamas who will continue to serve as a director of the Company ..  Laith Reynolds was appointed as Chairman of the board of directors.

All of the Company’s directors will hold office until the next annual meeting of the stockholders or until the election and qualification of their successors. The Company’s officers are elected by the board of directors and serve at the discretion of the board of directors.

Description of the Business

Background

The Company was formed on February 21, 2001 under the laws of the State of Delaware.

On May 10, 2001, we entered into a letter of intent with Tri-Corp. Enterprises Ltd., a private British Columbia, Canada company, to jointly develop Gateway Falls R.V. Estates, a recreational vehicle community located on the Shuswap Lake near Lee Creek, British Columbia.  Under the terms of the Agreement, we agreed to forward $1,500,000.00 (Canadian currency) to the joint venture for the purpose of providing clear title to the development property and for use in the development of property infrastructure.  We abandoned this business plan in 2001 due to the British Columbia Financial Institutions Commission’s issuance of an order preventing the sale of the recreational vehicle sites.

On March 6, 2002, we entered into an option agreement to acquire an interest in the Manchester South Property, a mineral claim located in the Sudbury Mining Division, in the Province of Ontario, Canada.  The March 6, 2002 agreement, as amended on October 8, 2003 was between the Company and Terry Loney, doing business as Klondike Bay Resources. Our objective was to conduct mineral exploration activities on the Manchester South Property in order to assess whether the claim possesses commercially exploitable reserves of copper and/or nickel.

Under the terms of the option agreement, we would have been deemed to have exercised the option to acquire the 90% interest in the Manchester South Property when we had:

(A)

Paid Klondike Bay Resources $7,500 (paid upon the execution of the option agreement);

(B)

Incurred an aggregate of $200,000 of property exploration expenditures on the Manchester South Property within the following periods:

(1) $25,000 on or before December 31, 2004; and

(2) A further $175,000 on or before December 31, 2005.

Due to our inability to raise sufficient funds to conduct exploration on the Manchester South property in order to meet the exploration expenditure requirements of the option agreement with Klondike Bay Resources, we were unable to exercise the option and our right to acquire an interest in the property was terminated.

On December 29, 2006, we entered into the Reorganization Agreement with Thatcher Mining Pte Ltd  a private corporation formed on June 6, 2006, under the laws of Singapore.  Thatcher was formed to conduct mining, quarrying and prospecting services and to engage in wholesale and retail sales of commodities.

Under the terms of the Reorganization Agreement, we agreed to acquire all of the issued and outstanding shares of Thatcher in exchange for a total of the issuance of a total of 32,000,000 shares of common stock.  In conjunction with closing under the Reorganization Agreement we also agreed to pay $10,000 cash to the former shareholders of Thatcher and to execute a Royalty Agreement pursuant to which we agreed to pay the former shareholders of Thatcher a royalty of $0.40 per metric ton of coal sold by the Company.  Closing under the Reorganization Agreement was completed on February 9, 2007, and upon completion of the Closing, Thatcher became a wholly-owned subsidiary of the Company.

The Company now plans to carry on the business of Thatcher as its sole line of business, and all of the Company’s operations are expected to be conducted by and through Thatcher.  All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

Current Activities

 Our business plan is to engage in the exploration, extraction and distribution of coal.  We are currently considered to be an exploration stage corporation because we are engaged in the search for coal deposits and are not engaged in the exploitation of a coal deposit.  We have not engaged in the preparation of an established commercially mineable coal deposit for extraction or in the exploitation of a coal deposit. We will be in the exploration stage until we discover commercially viable coal deposits on one of our properties, if ever. In an exploration stage company, management devotes most of its activities to acquiring and exploring mineral properties.

The Company has the rights to two large coal concessions situated near the Mahakam River in North Eastern Kalimantan, Indonesia.  Further exploration will be required before a final evaluation as to the economic feasibility of coal extraction on these properties can be determined.  The Company has done preliminary estimates of the surface seams on these properties, and will be performing phase 1 drilling commencing in the first quarter of 2007 in order to determine whether either of them contains a commercially viable coal deposit.

There is no assurance that a commercially viable coal deposit exists on either of our current properties.  Furthermore, there is no assurance that we will be able to successfully develop our current properties or identify, acquire or develop other coal properties that would allow us to profitably extract and distribute coal and to emerge from the exploration stage.

Products

  Coal is a combustible, sedimentary, organic rock, which is composed mainly of carbon, hydrogen and oxygen. Coal goes through the process of coalification as it matures, affecting its chemical and physical properties. There are various grades of coal, ranging from low rank coals ( lignite & sub -bituminous) to hard coals ( bituminous & anthracite). Bituminous coal is used as either thermal coal or coking coal, depending on its properties. The properties of the coal determine its value in the market, and include but are not limited to calorific value, sulphur, moisture and ash content.

In the event the Company’s coal concessions are found to contain commercially viable coal deposits, they are expected to yield thermal coal , which is primarily used for power generation and industrial uses. Coal accounts for approximately 39% of the world’s electricity production, according to the World Coal Institute (“WCI”) 1. Coal is a lower cost fossil fuel, helping it maintain this sizable share of energy consumption. Coal is also used for iron, steel and cement manufacture.

1 World Coal Institute, The Coal Resource, May 2005

International Coal Market

The international coal market is led by the world’s top five national producers: China, United States, India, Russia and Australia1.  According to WCI, 16% of global hard coal production, or approximately 775 million tons , is traded internationally2.  WCI also estimates that the amount of seaborne traded steam coal has increased by an average of approximately 8% per year over the past 20 years and according to WCI, the Pacific market currently accounts for approximately 60% of the total amount of steam coal traded annually.  Thermal coal is the largest contributor of this trade and Indonesia is currently the number one world exporter of thermal coal.

Asia is the largest consumer of coal, accounting for approximately 54% of the total global consumption of coal 3 , and China is the leading user of coal in the region. The Energy Information Association (“EIA”) estimates that the world coal trade should reach approximately 901 million tons by 2015, and 1,122 million tons by 20304.  During that period, China’s coal consumption will double from 2004 to 2015 and triple from 2004 to 2030, according to the EIA, with 50%-60% used in electricity and close to 40% in industrial uses5. The total coal imports in Asia should increase from under 200 million tons in 2004 to approximately 500 million tons in 2030 6 .. According to Platts, power generation is expected to increase in China and India, with the addition of 562 and 213 coal fired power plants from 2004-2012, respectively. 7

Global coal demand is expected to grow by 60% through 2030, pushing electrification rates from 66% in 2002 to 78% in 2030 8 .. Coal supplies 39% of the world’s energy production, but in Asia, that figure ranges from 49% to 72% in the Asia markets. 9 The price of coal as compared to natural gas and oil drives that increased use in the region.

1 World Coal Institute, The Coal Resource, May 2005

2 World Coal Institute, website

3 World Coal Institute, The Coal Resource, May 2005

4 Energy Information Administration, International Energy Outlook 2006

5 Energy Information Administration, International Energy Outlook 2006

6 Energy Information Administration, International Energy Outlook 2006

7 Christian Science Monitor, website

8 World Coal Institute, The Coal Resource, May 2005

9 World Coal Institute, The Coal Resource, May 2005

Properties

Property Location and Access.

The Company has rights to two coal concessions located near the Mahakam River in North Eastern Kalimantan, on the Indonesian island of Borneo.   The following map illustrates the location of the properties:

"Block 24"
Mahakam River
"Block 16"
LOCATION MAP
BLOCK 24 AND BLOCK 16
Block 24
Block 16
River
Lake
Town
0
4
8
Kilometres

The area of interest is in the vicinity of Melak, close to Senadawa, the regional capital of the district or Kabupaten of Kutai Barat in the province of East Kalimantan.  Melak is located approximately 100 miles northwest of the city of Balikpapan.  Lot 16 is approximately 6 miles southeast of Melak.  Lot 24 is approximately 22 miles northwest of Melak. The rivers provide the principal means of transport to bring in goods and heavy equipment and export coal and timber. The road network in Kutai Barat varies from metalled to unmade and generally requires constant repair. Access into concession areas is by 4WD vehicle or trail bike on the old logging roads or motorized boat.  The lots lie close to the Mahakam River.  Each lot is 10,000 hectares, approximately 24,700 acres.

The following map shows a close up view of the Lot 24 claim held by PT Bunyut Bara Mandiri:

115°50'00"
115°55'00"
115°60'00"
00°25'00"
Kampung Bangun
Short Cut to BBM
Kedang Pahu River
S.Kedang Pahu
Stock File Gunung Bayan
Gunung Bayan
Dasaq
Jerang Melayu
Muara Mendung
Jerang Dayak
Kelinbuk Swamp
Log Pond PT.RKR
Peninggir
Dingin
Jelau River
Dakor River

LEGEND

KP Boundary
River
Footpath
Village
Loading Point
Distric Road
Logging Road
Log Pond
Proposed Drill Hole

KP Location

N

SCALE 1 : 100,000

PT.BUNYUT BARA MANDIRI
DESA DASAQ, Muara Pahu Distric
KABUPATEN KUTAI BARAT
PROPINSI KALIMANTAN TIMUR

Drawn By	Beben.S.Moses/Herdy
Signed By	Jonathan O'Dell
Date	10 February 2007

The following map shows a close up view of the Lot 16 claim held by PT Graha Panca Karsa:

115°40'00"
115°45'00"
Mujup Putih River
Mujup River
S.Menbu
Camp 3
N 00°10'00"
Anak S.Menihing
Menihing River
Belian River
Lima River
Punan River
N 00°05'00"
N 00°01'00"

LEGENDA

KP Boundary

Logging Road

Footpath

River

Camp

Bridge

KP LOCATION

N

SCALE 1 : 100,000

0 1 2

Kilometres

PT.GRAHA PANCA KARSA
DESA TUKUL, KECAMATAN TERING
KABUPATEN KUTAI BARAT
PROPINSI KALIMANTAN TIMUR

Drawn By	:	Beben.S.Moses/ Herdy
Signed By	:	Jonathan O'Dell
Date	:	10 February 2007

Claim Status

Indonesia’s natural resources are controlled by the State, therefore, there is no title to particular mineral deposits granted by the State to private companies or individuals, but rather the State will only grant the right to exploit and sell the mineral deposits. Domestic investment in mining is conducted through a Kuasa Pertambangan (“KP”). A KP is in essence a license issued by the Head of Regency, the Governor and the Minister of Energy and Mineral Resources, depending on the location of the mining area.  There are several types of KP’s which may be issued depending on the stage of development of the mining area itself, including General Survey KP, Exploration KP, Exploitation KP, Transportation and Selling KP and Processing and Refining KP.

Indonesian mining regulations do not permit KP’s to be held by foreign companies or by Indonesian companies which are wholly or partly owned by foreigners.  The Company has established a series of contractual arrangements which give it an economic benefit in relation to certain mining properties in Indonesia as further described below.

The KP’s for the two properties in which the Company has rights to economic benefits are held by limited liability companies formed under the laws of Indonesia. PT GRAHA PANCA KARSA (“GPK”), holds an Exploration KP on Kampung Tukul Kecamatan Tering, Kutai Barat and PT BUNYUT BARA MANDIRI (“BBM”) holds an exploration KP on Kecamatan Melak and Kecamatan Muara Lawa, Kutai Barat. The KP held by BBM has a term of one year, expiring on September 14, 2007, unless extended.  The KP held by GPK has been extended for one year and will expire on September 14, 2008, unless extended.

Pursuant to Share Purchase Agreements dated September 14, 2006 (as amended), Thatcher Mining Pte Ltd agreed, in the name of its designated purchasers, to purchase all of the issued and paid up share capital of GPK for a purchase price of $275,000 and BBM for a purchase price of $60,000. The closing under the Share Purchase Agreements was completed on 4 December 2006, and at the closing, two Indonesian individuals selected by Thatcher to acquire the shares in BBM and GPK, purchased all the issued shares of both GPK and BBM.

Contemporaneously with the closing under the Share Purchase Agreements, (i) GPK and BBM and the shareholders in GPK and BBM executed a Cooperation and Investment Agreement with Thatcher pursuant to which Thatcher agreed to provide all required funding, and certain services in relation to the exploration work, development, construction and operation to develop the mining properties and in return GPK and BBM agreed to pay Thatcher all of the net proceeds from coal sales, and (ii) GPK and BBM executed a Power of Attorney in favor of Thatcher giving Thatcher the authority to sign any and all documents relating to mining operations on behalf of GPK and BBM.

In addition, the shareholders in GPK and BBM executed (i) a Loan Agreement with Thatcher to record the terms upon which Thatcher had loaned them the funds needed to purchase the shares of GPK and BBM, (ii) a Share Pledge Agreement to Thatcher pledging their shares as collateral security for their obligations under their Loan Agreements, Cooperation and Investment Agreements, and any related agreements, and (iii) a Power of Attorney in favor of Thatcher giving Thatcher the power to vote the shares in GPK and BBM.

In the event coal is produced and delivered to customers from either of these properties, the Company will be obligated to pay production sharing fees as follows:

(a)

Production Share Agreements:

(i)

A share of the proceeds of production totaling $0.45 per ton pursuant to Production Share Agreements dated December 4, 2006, entered into among GPK, Ferdinandus Hanye, Eko Purwanto, Rudiansyah and Laurensius Hajang, and between GPK and Laurensius Hajang, for production from KP area of GPK.  This share of production proceeds is paid to the recipients in return for providing assistance to GPK relating to the development of the mining project (particularly in the area of local community relations); and

(ii)

A share of the proceeds of production totaling $0.45 per ton pursuant to Production Share Agreements dated December 4, 2006, entered into among BBM, Kristiana Neny, Eko Purwanto and Laurensius Hajang, and between BBM and Laurensius Hajang, for production from KP area of BBM. This share of production proceeds is paid to the recipients in return for providing assistance to BBM relating to the development of the mining project (particularly in the area of local community relations).

(b)

Depending on the quality of the coal delivered, royalties of between 3% and 7% payable to the Indonesian government

In addition to the production sharing fees described above, the Company will be obligated to pay a royalty of $0.40 per ton to the former shareholders of Thatcher pursuant to Royalty Agreement dated December 29, 2006, entered into between the Company, Thatcher Mining Ptd Ltd., and the former shareholders of Thatcher which include Essendon Capital Ltd., a privately held company incorporated in Samoa, Carlton Corp, a privately held company incorporated in the Republic of Seychelles, and Concord International, Inc., a privately held company incorporated in the Bahamas.

Pursuant to the terms of the Cooperation and Investment Agreement, GPK and BBM are required to maintain the KPs in full force and effect, and apply for any extensions or renewals of the KPs at the direction of the Company.  It is the intention of the Company to instruct GPK and BBM to apply for extensions of the existing KP’s prior to their expiration. Although the Company anticipates that the KP’s will be renewed pursuant to application, there is no assurance of renewal.

History

The Company is not aware of any previous mining activities which have taken place on either of the properties in which it has rights.   However, there have been some logging operations in the area.

Geology

A field exploration program was conducted on Block 16 and Block 24 in July, 2006.  Based on that study, the following information is available:

The rocks of Kutai Barat are mostly contained within the Kutai Basin. A summary of the stratigraphy in this basin is given in the Table below.

 Stratigraphy of the Kutai Basin

Epoch	Division	Map Ref	Facies	Formation
Holocene		Qa	Alluvium
Pleistocene		Tpkb	Mixed with lignite	Kampung Baru
Pliocene		- -	- -	- -
Miocene	Late	Tmbp	Mixed with lignite/coal	Balikpapan
Unconformity
	Middle	Tmpb Tmm	Sandstone and mixed, with coal. Tmm – andesite	Palau Balang	Tmm Maragoh
Unconformity
	Early	Tomp	Sandstone and mixed, with coal	Pamaluan
Oligocene	Late
Unconformity
	Early	Toty	Mixed with lignite/coal	Tuyu
Eocene		- -	- -	- -

The regional structural trend of fold axes and major faulting is northeast – east north east, a trend easily picked out on the satellite images. Other important structural features trend approximately north - south. The area can be divided into three areas based on the topography and the underlying geology.

•

The floodplain of the Mahakam River and its tributaries

The area is characterized by very low relief and dominated by swamps. Solid geology outcrops of the coal bearing sediments are rare, the area being mostly covered by late Holocene/Quaternary alluvium.

•

Intermediate ground

This is underlain by the main coal bearing strata of the Pamalauan, Palau Balang and Balikpapan Formations. These Formations are of mixed facies with sandstone, siltstones and mudstones/clays with coal seams. They form low, undulating hills that have been eroded to form numerous small, V-shaped gullies and valleys.

•

High ground

Mostly above 200 m, these areas contain the volcanic rocks, andesites and tuffs of the Maragoh Formation and, in the north west, small areas of the quartzitic Haloq Sandstone Formation of the neighbouring basin.

On Block 24, surface seams up to 6.7m thick have been recorded. Some 92% of the outcroppings recorded the block have dip under 10 degrees – indicating a low strip ratio. The program yielded a collection of coal samples that were analyzed for the moisture, ash, suplhur and calorific values of the coal in the property.

Infrastructure

There are approximately 130 kilometers of unsealed roads on the properties which were built by legacy logging operators on the properties.   The properties are both situated close to the Mahakan River which is used for barge transportation.  In addition, both properties are situated near Melak, a small rural town which provides a logistic base for operations.

Budget

The initial focus on the Company’s current concessions is to bring its estimates of the coal tons up to JORC inferred reserve status (which is a standard established by the Australian Joint Ore Reserves Committee for purposes of public reporting in Australia and New Zealand of exploration results, mineral resources and ore reserves and which provides a mandatory system of classification of tonnage/grade estimates according to geological confidence and technical economic considerations).  This will be accomplished by the Phase 1 Drill Program. The program is scheduled to commence in the first quarter of 2007.  It has been budgeted to cost approximately US$2,000,000 and will likely conclude in the second half of 2007.  In the event the Phase I Drill Program confirms the existence of a commercially viable coal deposit on either or both of the properties, the Company intends to use the results of this drill program to prepare an operational plan best suited to exploit the reserves inferred by the results. Preparations for small scale production (“bulk sampling”) have been made and could commence as soon as late 2007. Thatcher has already made initial measurements and is preparing the concessions for the additional exploration and for possible setup for production.  The Company will drill and obtain measurements required to not only ascertain the full amounts of coal in the surface seam, but any other seams that may be below the surface. Those measurements are also designed to ascertain the optimal mining plan, which will contain the equipment, personnel, and timeline for extraction of the coal.

Employees

The Company has 2 employees. To the best of its knowledge, the Company is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,”

“estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Reorganization ; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which the proceeds of the Private Placement will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Reorganization refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Reorganization refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

Plan of Operation

Through a private place offering completed in conjunction with closing under the Reorganization Agreement, the Company has raised US$3,523,000 to implement its Phase 1 drilling program and to provide working capital.  The phase 1 drilling program is expected to occur mostly in the first half of 2007 and is projected to cost approximately US$2,000,000, including all overhead. Based upon current estimates of projected expenditures, the current cash on hand would be fully expended in the fourth quarter of 2007.  In the event the Company elects to proceed with mining operations after completing the Phase 1 drilling program, the Company will be seeking to raise approximately additional working capital of between US$5,000,000 and US$10,000,000 to fund capital and operational costs to get the Company to early production. This range is dependent on the results of the Phase 1 drilling program. The Company intends to continue to expand the number of contractors/contract employees during this time. In the event the results of the Phase 1 drilling program warrant further exploration activities, the Company intends to conduct Phase 2 drilling which is expected to be completed by the third quarter of 2007.  Based on the results of the planned drilling programs, it is currently anticipated that feasibility studies on the properties to establish proven and probable reserves will be completed by the end of 2007.  In the event the Company does elect to commence mining operations, it will do so with the goal of becoming profitable in the first half of 2009.

Year ended May 31, 2006 compared to the year ended May 31, 2005

Revenues

The Company has not earned any revenues from operations from our incorporation on February 21, 2001 to May 31, 2006. Our activities have been financed from the proceeds of share subscriptions. We do not anticipate earning revenues until such time as we have acquired an interest in a significant asset, of which there is no assurance.

Loss

The Company incurred a net loss of $10,348 in our fiscal year ended May 31, 2006, as compared to a net loss of $11,544 in fiscal 2005. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

Capital Resources

At May 31, 2006, we had assets recorded at $15,840 consisting of cash of $1,840 and a note receivable of $14,000 from our former consultant. Our former consultant has paid us $31,000 of the $45,000 due and owing to us.

Liabilities

Our liabilities at May 31, 2006 totaled $40,946 and consisted of a non-interest bearing, demand loan of $32,820 from Strato Malamas, our president, and accounts payable totaling $8,126.

Six-Months Ended November 30, 2006 Compared to the Six-Months Ended November 30, 2005

Revenues

The Company has not earned any revenues from operations from our incorporation on February 21, 2001 through November 30, 2006. Our activities have been financed from the proceeds of share subscriptions. The Company does not anticipate earning revenues until such time as we have acquired an interest in a significant asset, of which there is no assurance ..

Expenses

Net loss for the six-month period ended November 30, 2006 increased to $15,537, compared to $6,380 for the six month period ended November 30, 2005. Bank charges increased from $140 during the six-month period ended November 30, 2005 to $196 for the six-month period ended November 30, 2006. Professional fees increased from $5,863 for the six-month period ended November 30, 2005 to $14,977 for the six-month period ended November 30, 2006. The increase in professional fees was due to increased legal and accounting fees ..

Loss

The Company had a net loss of $ 15,537 for the six-month period ended November 30, 2006 compared to a net loss of $6,380 for the six-month period ended November 30, 2005. The increased loss was due to an increase in expenses, as discussed above.  We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.

Capital Resources

As of November 30, 2006, we had current assets of $115,123, consisting of $11,123 in cash, $90,000 in a loan to Thatcher, and a note receivable of $14,000 from our former consultant. Our former consultant has paid us $31,000 of the $45,000 due and owing to us.

Liabilities

As of November 30, 2006, we had liabilities of $55,766, consisting of accounts payable and accrued liabilities of $12,946 and a non-interest bearing, demand loan from Strato Malamas, our president, of $42,820.

Year Ended May 31, 2005 Compared to the Year Ended December 31, 2004.

The Company has not earned any revenues from operations from our incorporation on February 21,

2001 to May 31, 2005. Our activities have been financed from the proceeds of share subscriptions. We do not anticipate earning revenues until such time as we have acquired an interest in a significant asset, of which there is no assurance.

The Company incurred a net loss of $11,544 in our fiscal year ended May 31, 2005, as compared to a net loss of $18,846 in fiscal 2004. The decrease in net loss in the most recently completed fiscal year is a result of a reduction in professional fees and mineral property expenditures. Professional fees decreased from $14,399 in fiscal 2004 to $8,475 in fiscal 2005. As well, property expenditures decrease over these periods from $3,000 to NIL.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

At May 31, 2005, we had assets recorded at $23,018 consisting of cash of $9,018 and a promissory note receivable of $14,000 from our former consultant. Our former consultant has paid us $31,000 of the $45,000 due and owing to us.

Our liabilities at May 31, 2005 totaled $37,776 and consisted of a non-interest bearing, demand loan of $26,820 from Strato Malamas, our president, and accounts payable totaling $10,956.

Six-Months Ended November 30, 2005 Compared to the Six-Months Ended November 30, 2004.

Revenues

The Company has not earned any revenues from operations from our incorporation on February 21, 2001 to November 30, 2005. Our activities have been financed from the proceeds of share subscriptions.  We do not anticipate earning revenues until such time as we have acquired an interest in a significant asset, of which there is no assurance.

Loss

The Company incurred a net loss of $6,380 in the six months ended November 30, 2005, as compared to a net loss of $3,252 in the same period for 2004. The increase is solely due to an increase in professional fees. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.

Capital Resources

At November 30, 2005, we had assets recorded at $14,000 consisting of a note receivable of $14,000 from our former consultant. Our former consultant has paid us $31,000 of the $45,000 due and owing to us.

Liabilities

Our liabilities at November 30, 2005 totaled $35,138 and consisted of a non-interest bearing, demand loan of $26,820 from Strato Malamas, our president, and accounts payable totaling $8,318.

Critical Accounting Policies and Estimates

For all periods following closing under the Reorganization Agreement, the Company intends to prepare consolidated financial statements of the Company and its subsidiaries, which will be prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the financial statements the Company will be required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company will evaluate its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. The Company intends to base its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” the Registrant identified the most critical accounting principals upon which its financial status depends. The Registrant determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. The Company presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Mineral Properties and Exploration Expenditures

The Company records its interest in mineral properties at cost. The Company expenses all costs incurred on mineral properties to which it has secured exploration rights, other than acquisition costs, prior to the establishment of proven and probable reserves. When proven and probable reserves are determined for a property and feasibility studies with respect to the properties have been completed then subsequent exploration and development costs of the property will then be capitalized. The Company regularly performs evaluations of its investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets

All long lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset may not be recoverable, utilizing established guidelines based upon discounted future net cash flows from the asset or upon the determination that certain exploration properties do not have sufficient potential for economic mineralization. To date, the Company has not established the commercial feasibility of its exploration prospects. Therefore, all costs have been expensed.

Off-Balance Sheet Arrangements. The Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. The Company has not entered into any derivative contracts that are indexed to the Company’s shares and classified as shareholder’s equity or that are not reflected in the Company’s financial statements. Furthermore, the Company does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. The Company does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with the Company.

Inflation. The Company believes that inflation has not had a material effect on its operations to date.

Income Taxes. The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Registrant had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts at December 31, 2005 and 2004. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

The Company’s subsidiary, Thatcher, is governed by the Income Tax Law of the Republic of Singapore, concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Laws”).

Value Added Tax (VAT).  Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in Indonesia are subject to a value added tax in accordance with Indonesian laws. The value added tax standard rate is 10% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of Company’s finished products can be used to offset the VAT due on sales of the finished.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005. The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model. The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements“ (“EITF 05-06”). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements).  EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its results of operations.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. The Company is still in the process of evaluating the impact of this pronouncement on its financial statements. In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after June 30, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155"), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose ‘Amortization method’ or Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management is still in the process of evaluating the impact of this statement on the financial statements. In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management is still in the process of evaluating the impact of this statement on the financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−−an amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year−end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management is still in the process of evaluating the impact of this statement on the financial statements.

 In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. You can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning. You can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company’s growth strategy, financial results and product and development programs. You must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement. You should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K. In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only risks we will face. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us , material risks related to our industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

Our future revenues, if any, will be derived from our coal operations. There are numerous risks, known and unknown, that may prevent us from achieving our goals including, but not limited to, those described below. Additional unknown risks may also impair our financial performance and business operations. Our business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks. In such case, the market value of our securities could be detrimentally affected, and investors may lose part or all of their investment. Please refer to the information contained under the section entitled “Description of the Business” beginning on page 7 of this report for further details pertaining to our business and financial condition.

Risks Related To Our Company

We are in the exploration stage and have yet to establish our mining operations, which makes it difficult to evaluate our business.  There can be no assurance that we will ever generate revenues from operations or ever operate profitably.

The Company is currently in the exploration stage and has yet to establish its mining operations. The Company’s limited history makes it difficult for potential investors to evaluate the Company’s business. The Company needs to complete a drilling program and obtain feasibility studies on the properties in which it has an interest in order to establish the existence of commercially viable coal deposits and proven and probably reserves on such properties.  Therefore, the Company’s proposed operations are subject to all of the risks inherent in the unforeseen costs and expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the coal industry in general. Despite its best efforts, the Company may never overcome these obstacles to financial success.  There can be no assurance that the Company’s efforts will be successful or result in revenue or profit, or that investors will not lose their entire investment.

If the Company does not obtain financing when needed, its business will fail.

As of November 30, 2006, the Company had cash and cash equivalents on hand in the amount of approximately $11,000. The Company has raised $3,523,000 in a private placement since that date.  The Company estimates that it will need approximately US$2,000,000 to complete its phase 1 drilling program.  Following completion of its drilling program,  the Company estimates that it will require between US$5,000,000 to $US$10,000,000 to meet its capital expenditure needs over the next year if it elects to proceed with mining operations. The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, the availability of credit, prevailing interest rates and the market prices for the

Company’s common stock.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future. Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

We face numerous uncertainties in confirming the existence of economically recoverable coal reserves and in estimating the size of such reserves, and inaccuracies in our estimates could result in lower than expected revenues, higher than expected costs or failure to achieve profitability.

We have not established the existence of a commercially viable coal deposit on either of the properties in which we have an interest.  Further exploration will be required in order to establish the existence of economically recoverable coal reserves and in estimating the size of those reserves. However, e stimates of the economically recoverable quantities and qualities attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of net cash flows expected from particular reserves prepared by different engineers or by the same engineers at different times may vary substantially. Actual coal tonnage recovered from identified reserve areas or properties and revenues and expenditures with respect to such reserves may vary materially from estimates. Inaccuracies in any estimates related to our reserves could materially affect our ability to successfully commence profitable mining operations.

Our future success depends upon our ability to acquire and develop coal reserves that are economically recoverable and to raise the capital necessary to fund mining operations.

Our future success depends upon our conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. In addition, we must also generate enough capital, either through our operations or through outside financing, to mine these reserves. Our current strategy includes completion of exploration activities on our current properties and, in the event we are able to establish the existence of commercially viable coal deposits on such properties, continuing to develop our existing properties. Our ability to develop our existing properties and to commence mining operations will be dependent on our ability to obtain sufficient working capital through financing activities.

Our ability to implement our planned development and exploration projects is dependent on many factors, including the ability to receive various governmental permits.

In the event our planned exploration activities confirm the existence of significant coal deposits on our properties, we will then be required to renew our rights in the properties in order to continue with development and mining operations.  This may include renewing the existing exploration KP on each property, or applying for exploitation KP’s in order to have the right to commence mining operations.  We currently intend to maintain interests in the properties described herein by making timely application for renewal of the existing KP’s or by filing applications to obtain the required forms of KP to commence exploitation of the properties.  Although we believe that absent unusual circumstances, such as failure to pay rent or fees or the existence of excessive environmental damage, it is common practice for the Indonesian government to approve requests for issuance or renewal of KP’s, there can be no assurance that our applications will be approved.  In the event our applications are not approved, we will no longer have any interest in the properties and will be unable to continue with exploration, development or exploitation of such properties.

We do not own a direct interest in the mining concessions in which we claim to have an interest.  Our interests are based upon contractual arrangements which give us rights in the properties without any direct ownership.   If it is determined that the contractual arrangements we have established do not satisfy legal requirements or do not give us necessary rights in the properties, we may be unable to proceed with exploration, development or exploitation activities on the properties described herein

Indonesian mining regulations do not currently permit KP’s to be held by foreign companies or by Indonesian companies which are wholly or partly owned by foreigners.  Therefore, in order for a foreign entity such as the Company to have mining rights on properties in Indonesia, it is necessary to establish special contractual arrangements.   We believe that the contractual arrangements we have established, which involve selecting and entering into agreements with Indonesian individuals who act as our nominees in acquiring ownership interests in the KP’s, represent a well established and accepted shed procedure which has been used by many other foreign companies which are currently conducting mining operations in Indonesia.  However, there is no assurance that the contractual arrangements we have established are adequate to give us rights to explore, develop and exploit the properties or that our rights in such properties would be upheld in the event of a legal challenge by governmental officials or by a third party.  Any challenge to the contractual arrangements we have established could delay the exploration or development of the properties and could ultimately result in the loss of any right or interest in such properties.

Due to variability in coal prices and in our cost of producing coal, as well as certain contractual commitments, we may be unable to sell coal at a profit.

In the event we are able to commence coal production from our properties, we will plan to sell any coal we produce for a specified tonnage amount and at a negotiated price pursuant to short-term and long-term contracts. Price adjustment, "price reopener" and other similar provisions in long-term supply agreements may reduce the protection from short-term coal price volatility traditionally provided by such contracts. Any adjustment or renegotiation leading to a significantly lower contract price would result in decreased revenues and lower our gross margins. Coal supply agreements also typically contain force majeure provisions allowing temporary suspension of performance by us or our customers during the duration of specified events beyond the control of the affected party. Most coal supply agreements contain provisions requiring us to deliver coal meeting quality thresholds for certain characteristics such as Btu, sulfur content, ash content, hardness and ash fusion temperature. Failure to meet these specifications could result in economic penalties, including price adjustments, the rejection of deliveries or, in the extreme, termination of the contracts. Consequently, due to the risks mentioned above with respect to long-term supply agreements, we may not achieve the revenue or profit we expect to achieve from any such future sales commitments. In addition, we may not be able to successfully convert these future sales commitments into long-term supply agreements.

The coal industry is highly competitive and includes many large national and international resource companies. There is no assurance that we will be able to effectively compete in this industry and our failure to compete effectively could cause our business to fail or could reduce our revenue and margins and prevent us from achieving profitability.

In the event we are able to produce coal, we will be in competition for sale of our coal with numerous large producers and hundreds of small producers who operate globally. The markets in which we may seek to sell our coal are highly competitive and are affected by factors beyond our control. There is no assurance of demand for any coal we are able to produce, and the prices that we may be able to obtain will depend primarily on global coal consumption patterns, which in turn are affected by the demand for electricity, coal transportation costs, environmental and other governmental regulations and orders, technological developments and the availability and price of competing alternative energy sources such as oil, natural gas, nuclear energy and hydroelectric energy. In addition, during the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. Although demand for coal has grown over the recent past, the industry has since been faced with overcapacity, which in turn has increased competition and lowered prevailing coal prices. Moreover, because of greater competition for electricity and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs and requiring competitive prices on their purchases of coal.  Accordingly, there is no assurance that we will be able to produce coal at competitive prices or that we will be able to sell any coal we produce for a profit.  Our inability to compete effectively in the global market for coal would cause our business to fail.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the coal industry and therefore increase the risks associated with our operations.

We rely heavily on our senior management, the loss of which could have a material adverse effect on our business.

Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management team, specifically, Cameron Reynolds, our chief executive officer, who serves pursuant to an employment agreement, and Jorge Nigaglioni, our chief financial officer, who serves pursuant to an employment agreement, and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees, of which there can be no assurance.

Because our assets and operations are located outside the United States and a majority of our officers and directors are non-United States citizens living outside of the United States, United States, investors may experience difficulties in attempting to enforce judgments based upon United States federal securities laws against us and our directors.  United States laws and/or judgments might not be enforced against us in foreign jurisdictions.

All of our operations are conducted through a subsidiary corporation organized and located outside of the United States, and all the assets of our subsidiary are located outside the United States.   In addition, all of our officers and directors, other than our Chief Financial Officer, Jorge Nigaglioni, are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our subsidiary is incorporated or where the assets of our subsidiary are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiary based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiary based upon these laws.

Risks Related to the Coal Business

The Company will be engaged in a new business focused on mining, quarrying and prospecting services on the coal concessions to which the Company has acquired rights. The business is inherently risky and it will face numerous and varied risks, both known and unknown. Despite the knowledge and experience of the Company’s management, careful evaluation and strategic planning, the Company may not be able to overcome the risks associated with its business, which may prevent the Company from achieving its goals. Some of these risks are outlined below.

The international coal industry is highly cyclical, which will subject us to fluctuations in prices for any coal we produce.

In the event we are able to produce coal, we will be exposed to swings in the demand for coal, which will have an impact on the prices for our coal. The demand for coal products and, thus, the financial condition and results of operations of companies in the coal industry, including us, are generally affected by macroeconomic fluctuations in the world economy and the domestic and international demand for energy. In recent years, the price of coal has been at historically high levels, but these price levels may not continue. Any material decrease in demand for coal could have a material adverse effect on our operations and profitability.

The price of coal is driven by the global market. It is affected by changing requirements of customers based on their needs and the price of alternative sources of energy such as natural gas and oil.

In the event the Company is able to begin producing coal, its success will depend upon maintaining a consistent margin on its coal sales to pay its costs of mining and capital expenditures. The Company intends to seek to control its costs of operations, but pressures by country policies and the price of substitutes could drive the price of coal down to make it unprofitable for the Company. The price of coal is controlled by the global market and the Company will be dependent on both economic and government policies to maintain the price above our future cost structure.

Logistics costs could increase and limit our ability to sell coal to end customers economically.

Logistics costs represent a significant portion of the total cost of coal and, as a result, the cost of transportation is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make coal a less competitive source of energy or could make some of our operations less competitive than other sources of coal.  Our future coal production, if any, will depend upon barge, trucking, pipeline and ocean-going vessels to deliver coal to markets. While coal customers typically arrange and pay for transportation of coal from the mine or port to the point of use, disruption of these transportation services because of weather-related problems, infrastructure damage, capacity restraints, strikes, lock-outs, lack of fuel or maintenance items, transportation delays or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations.

Operating a mine has hazardous risks that can delay and increase the costs of production.

Our mining operations, if any, will be subject to conditions that can impact the safety of the workforce, or delay production and deliveries or increase the full cost of mining. These conditions include fires and explosions from methane gas or coal dust; accidental discharges; weather, flooding and natural disasters; unexpected maintenance problems; key equipment failures; variations in coal seam thickness; variations in the amount of rock and soil overlying the coal deposit; variations in rock and other natural materials and variations in geologic conditions. Despite our efforts, once operational, significant mine accidents could occur and have a substantial impact.

A shortage of skilled labor in the mining industry could pose a risk to achieving optimal labor productivity and competitive costs, which could adversely affect our profitability.

Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least a year of experience and proficiency in multiple mining tasks. In order to support our planned production opportunities, we intend to sponsor both in-house and vocational coal mining programs at the local level in order to train additional skilled laborers. In the event the shortage of experienced labor continues or worsens or we are unable to train the necessary amount of skilled laborers, there could be an adverse impact on our future labor productivity and costs and our ability to commence production and therefore have a material adverse effect on our earnings.

The coal industry could have overcapacity which would affect the price of coal and in turn, would impact our ability to realize a profit from future coal sales.

Current prices of alternative fuels such as oil are at high levels, spurring demand and investment in coal. This can lead to over investment and over capacity in the sector, dropping the price of coal to unprofitable levels.   Such an occurrence would adversely affect our ability to commence mining operations or to realize a profit from any future coal sales we may seek to make.

Environmental pressures could increase and accelerate requirements for cleaner coal or coal processing ..

Environmental pressures could drive potential purchasers of coal to either push the price of coal down in order to compete in the energy market or move to alternative energy supplies therefore reducing demand for coal. Requirements to have cleaner mining operations could lead to higher costs for the Company which could hamper the ability of the Company to make future sales at a profitable level. Coal plants emit carbon dioxide, sulfur and nitrate particles to the air. Various countries have imposed cleaner air legislations in order to minimize those emissions. Some technologies are available to do so, but also increase the price of energy derived by coal. Such an increase will drive customers to make a choice on whether or not to use coal as their driver for energy production.

Risks Related to Doing Business in Indonesia

The Company faces the risk that changes in the policies of the Indonesian government could have a significant impact upon the business the Company may be able to conduct in Indonesia and the profitability of such business.

Indonesia’s economy as it relates to coal is in a transition.  The country has recently reduced taxation on the import of mining equipment and on the export of coal. Those changes make doing business in Indonesia more favorable, but such regulations can change in the future, and could have the effect of limiting the financial viability of the Company’s operations. Other-in country regulations could increase costs of operations, limit export quotas or net trade.

Inflation in Indonesia could negatively affect our profitability and growth.

Indonesia’s rapid climb amongst the world exporters of coal can drive increased competition and access to resources can lead to higher costs. Indonesia has kept inflation in the 6% range per annum, but constant interest rate cuts by the central bank to spur investment can lead to quicker inflation hikes. The Company will monitor inflation and adjust cost structures as necessary, but market pressures on resources could possibly result in operating delays.

We may experience currency fluctuation and longer exchange rate payment cycles ..

The local currencies in the countries in which we intend to seek to sell our products may fluctuate in value in relation to other currencies. Such fluctuations may affect the cost of our product sold and the value of our local currency profits. While we are not conducting any operations in countries other than Indonesia at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

Terrorist threats and civil unrest in Indonesia may negatively affect our business, financial condition and results of operations.

Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control,  such as terrorist attacks and acts of war. Our business also may be affected by civil unrest and individuals who engage in activities intended to disrupt our business operations. Future terrorist attacks against Indonesia or the interests of the United Kingdom or other Western nations in Indonesia, rumors or threats of war, actual conflicts involving Indonesia, the United Kingdom, or their allies, or military or trade disruptions affecting our customers may materially adversely affect our operations. As a result, there could be delays or losses in future transportation and deliveries of coal to our customers, decreased future sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in Indonesia. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any, or a combination, of these occurrences could have a  material adverse effect on our business, financial condition and results of operations.

Environmental disasters like earthquakes and tsunamis in Indonesia may negatively affect our business, financial condition and results of operations ..

The coal concessions which the Company intends to operate in Indonesia are subject to natural disasters that can delay our drilling efforts to get certified measurements of the properties coal reserves, destroy infrastructure required for production and create delays in delivering product to our end customers. These impacts will require the Company to adjust its operations and may be financially detrimental to the success of the Company.

Risks Relating to the Reorganization

The Company’s directors and executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Reorganization , Strato Malamas, one of the Company’s directors, beneficially owns, in the aggregate, approximately 33.01% of the Company’s outstanding common stock and the Company’s directors and executive officers as a group collectively own approximately 36.85% of the Company’s outstanding shares. The interests of the Company’s management may differ from the interests of other stockholders. As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

electing or defeating the election of directors;

•

amending or preventing amendment of the Company’s certificate of incorporation or bylaws;

•

effecting or preventing a merger, sale of assets or other corporate transaction; and

•

controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2006 and beyond and to make certain activities more time consuming and costly. As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

technological innovations or new products and services by the Company or its competitors;

•

additions or departures of key personnel;

•

limited “public float” following the Reorganization , in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol KALG.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital.

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,”  in anticipation of which the market price of the Company’s common stock could fall substantially.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of common stock beneficially owned on February 9 , 2007, following consummation of the Reorganization and Private Placement, by:

•

Each person who is known by us to beneficially own 5% or more of the Registrant’s common stock;

•

Each of the Registrant’s directors and named executive officers; and

•

All of the Registrant’s directors and executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is :

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percentage of Shares Beneficially Owned (1)
	Directors and Named Executive Officers:
Common	Strato Malamas Director	32,220,000	33.01%
Common	Cameron Reynolds Chief Executive Officer	1,000,000	1.02%
Common	Jorge Nigaglioni Chief Financial Officer	750,000	0.77%
Common	Laith Reynolds Director	1,000,000	1.02%
Common	Andrew Caminschi Director	1,000,000	1.02%
Common	Chew Hua Seng 32K Nassim Road Singapore 258417	10,000,000	10.25%
Common	Concord International Inc. Saffery Square Suite 205, Bank Lane Nassau Bahamas	10,500,000	10.76%
	All officers and directors as a group (5 persons)	35,970,000	36.85%

.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. The number and percentage of shares beneficially owned are based on 97,602,772 shares of common stock outstanding as of February 9, 2007, the closing date of the Reorganization.  The address for those individuals for which an address is not otherwise indicated is: c/o KAL Energy, Inc., Suite 6, 79 Baker Street, London, W1U 6RG,United Kingdom.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on February 9, 2007, the closing date of the Reorganization. All of our directors hold office for one-year terms until the election and qualification of their successors. Our officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Cameron Reynolds	35	Chief Executive Officer
Jorge Nigaglioni	34	Chief Financial Officer
Laith Reynolds	66	Chairman of the Board
Strato Malamas	47	Director
Andrew Caminschi	33	Director

Cameron Reynolds. Mr. Reynolds has served as our chief executive officer since February 9, 2007. From March 2006 to the present Mr. Reynolds has been a Director of Mining House Ltd., which is located in London, England and is in the private equity business. As Director of Mining House Ltd. Mr. Reynolds is responsible for the chairmanship of the Mining House board, business development and implementing strategy. From May 2004 to October 2006 Mr. Reynolds was a Director at Aberdene Mines Limited which is located in Nevada, USA and is in the Mining exploration business.   As Director at Aberdene Mines Limited, Mr. Reynolds was responsible for corporate development. From June 1998 to November 2001, Mr. Reynolds was the General Manager and Corporate Secretary Director of Probio International Inc. in Melbourne, Australia and is in the business of commercializing cloning technolgy.  As General Manager and Corporate Secretary of Probio International Inc.  Mr. Reynolds was responsible for commercialization and implementation.

Jorge Nigaglioni. Mr. Nigaglioni has served as our chief financial officer since February 9, 2007. From December 2006 to the Present, Mr. Nigaglioni has been a Director of Thatcher Mining Pte. Ltd, which is located in Singapore and is in the coal mining business.   From January 2006 to December 2006, Mr. Nigaglioni has been the Vice President of Finance at Amylex Corporation which is located in Petaluma, California, and is in the environmentally friendly dinnerware business.  As Vice President of Amylex, Mr. Nigaglioni was responsible for assisting Amylex, a start-up company, with its fundraising activities and managing its finances and internal controls.  From June 2002 to January 2006, Mr. Nigaglioni was a Division Controller at Agilent Technologies which is located in Santa Rosa, California and is in the business of telecommunication test equipment.  As a Division Controller at Agilent Technologies, Mr. Nigaglioni was responsible for managing the finances to turn around two divisions to profitability.  From June 2000 to June 2002, Mr. Nigaglioni was a Senior Financial Analyst at Agilent Technologies which is located in Loveland, CO and is in the business of telecommunication test equipment.  As a Senior Financial Analyst at Agilent Technologies, Mr. Nigaglioni was responsible for providing financial support to various business teams.

Laith Reynolds. Mr. Reynolds has served as chairman of the board of directors since February 9, 2007.  From February 2002 to April 2004 Mr. Reynolds was the Chief Executive Officer and Director of Aisa Energy PLC which is located in Bangladesh and is in the coal mining business.  As CEO and Director of Asia Energy PLC Mr. Reynolds was responsible for the launch of final feasibility studies and mine design of the Phulbari coalfield and electricity generation project in Bangladesh.  From February 2002 to December 2003, Mr. Reynolds was a Director of Deepgreen Mining Ltd. which is located in Melbourne Australia and was in the business of mine project development.  As a Director of Deepgreen Mr. Reynolds was responsible managing coal related activities.

Strato Malamas. Mr. Malamas has served on our board of directors since February 2001. Mr. Malamas was President and Director of KAL Energy, Inc. prior to the consummation of the share agreement.  Since 1983, he has been a licensed realtor involved in property development, sales and management.  Mr. Malamas has been the principal of Brooklyn Property Management Limited, a private real estate management company, since 1984.  He has also acted as president a director of GoEnergy, Inc. a private, exploration stage oil and gas company since 2001.

Andrew Caminschi. Mr. Caminschi has served on our board of directors since February 9, 2007.   From April 2006 to the present Mr. Caminschi has been a Director of Mining House Ltd. which is located in London, England and is in the private equity business.  As Director of Mining House Ltd. Mr. Caminschi is responsible for overseeing both the operations of Mining House and relationships with external advisers and investors. Mr. Caminschi is a director of Empress Ventures Pty Ltd. since June 2004, Magellan Copper and Gold plc since August 2006 and Delta Pacific Mining since September 2006. From November 2003 to April 2006 Mr. Caminschi was Business Manager at Agilent Technologies which is located in Santa Rosa, CA and is in the telecommunications test equipment business.  As Business Manager at Agilent Technologies Mr. Caminschi was responsible for the P&L results for the operation, with direct responsibility for global product development teams, marketing teams and manufacturing relationships.

Family Relationships

Laith Reynolds, a director of the Company, is the father of Cameron Reynolds, the Company’s chief executive officer.

Meetings of Our Board of Directors

The Registrant’s board of directors did not hold any meetings during the fiscal year ended May 31, 2006. Thatcher’s board of directors did not hold any meetings during the four month period since inception ended September 30, 2006.

Board Committees

Audit Committee. The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm , including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors , free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Mr. Strato Malamas is the board of director’s financial expert to be considered upon the formation of the audit committee.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer , chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods. These officers are referred to herein as the “named executive officers.” The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than $10,000 in value in 2006.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Cameron Reynolds, Chief Executive Officer	2006 2005 2004	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -
Jorge Nigaglioni, Chief Financial Officer	2006 2005 2004	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -
Strato Malamas CEO	2006 2005 2004	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	$ - $ - $ -	- - -	$ - $ - $ -	$ - $ - $ -

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended May 31, 2006.

Employment Agreements

The Company has an employment agreement with Cameron Reynolds, its chief executive officer. Mr. Reynolds will be compensated with an annual salary of $66,000.  The term of the agreement is a five year term.  Once the Company established an option plan, Mr. Reynolds will be granted 1,000,000 options of the Company stock.

The Company has an employment agreement with Jorge Nigaglioni, its chief financial officer. Mr. Nigaglioni will be compensated with an annual salary of $90,000.  The term of the agreement is a five year term. Once the Company established an option plan, Mr. Nigaglioni will be granted 750,000 options of the Company stock.

The Company does not have any other employment agreements with its executive officers and directors.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans .. However, the Company is currently deliberating on implementing an option compensation plan for up to 12,000,000 shares.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability .. However , the Company is in the process of acquiring such insurance.

Certain Relationships and Related Transactions

The related party transaction status and balances as of May 31, 2005, May 31, 2006 and November 30, 2006 are summarized below:

Strato Malamas served as the CEO and Chairman of the Company prior to the completion of the Reorganization Agreement, and, as described below, has provided financing to the Company for meeting cash requirements from time to time. All advances made by Mr. Malamas to the Company have no specific terms of repayment, carry no interest and are unsecured.

As of May 31, 2005 and May 31, 2006, the Company owed Mr. Malamas US$26,820 and US$32,820 respectively. In November of 2006, Mr. Malamas advanced the Company $6,000 in additional funds.

The Company provided four loans to Thatcher for a total US$615,000.  These loans are payable on demand and guaranteed by Cameron Reynolds.  These loans were cancelled upon completion of the Reorganization.

The Company has also entered into a Royalty Agreement with the shareholders of Thatcher, or their nominees, pursuant to which it is required to pay a royalty of $0.40 per metric ton of coal sold by the Registrant or its affiliates.

Thatcher has entered into a loan agreement with Laith Reynolds for a total of US$175,000.  This loan carries no interest and is payable in full on demand.

Item 3.02  Unregistered Sales of Equity Securities.

Simultaneously with closing under the Reorganization Agreement, as of February 9, 2007 , the Company accepted subscriptions for a total of 17,615,000 shares of common stock, at a purchase price of $0.20 per share, from a group of accredited investors. The Company received gross proceeds of $3,523,000 from the offering, and net cash proceeds of $3,455,000 after deducting a finders fee of $68,000 which was payable in cash.

The shares were offered and sold by the Company primarily through its officers and directors.   But, in conjunction with the offering, the Company was obligated to issue a total 1,112,500 restricted shares of its common stock as compensation for legal services and in payment of finders fees.

The shares of common stock offered in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on exemptions from registration afforded by Regulation S under the Securities Act for offers and sales of securities outside the United States to non-U.S. persons, and by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering as well as corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering

The shares sold in this offering constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, and the certificates representing such shares will bear an appropriate restrictive legend.

The Company intends to use approximately $2,000,000 of the net proceeds from the Private Placement to proceed with Phase 1 drilling in the coal concessions with the remainder being applied towards general corporate purposes, including acquisitions, marketing, office expansion and working capital.

Pursuant to the Reorganization Agreement, the Registrant issued 32,000,000 shares of the Registrant’s common stock (the “ Reorganization Shares”) to the shareholders of Thatcher in exchange for 100% of the common shares of Thatcher. The issuance of the Reorganization Shares to the shareholders of Thatcher pursuant to the Reorganization Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Description of Securities

The Company is authorized to issue 100,000,000 shares of common stock. As of February 9, 2007 , there were 97,602,772 shares of common stock issued and outstanding.

On January 18, 2007, the board of directors approved an amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares for common stock from 100,000,000 to 500,000,000.   On January 19, 2007, shareholders of record holding a majority of the currently issued and outstanding common stock approved the amendment. The Company is currently in the process of finalizing an Information Statement to be sent to all shareholders of record as of January 19, 2007, providing information regarding the amendment to the Company’s Certificate of Incorporation.  The amendment is expected to become effective on or about March 5, 2007.

Common Stock

The holders of common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Market Price and Dividends

Thatcher is, and has always been, a privately-held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been, a public market for the securities of Thatcher. The Registrant’s common stock is approved for trading on the O TCBB under the symbol “ KALG.OB ”, but there is currently no liquid trading market for the Registrant’s common stock ..

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “KALG.OB,” but there is currently no liquid trading market for the Company’s common stock .. As soon as is practicable and assuming we satisfy the necessary initial listing requirements, the Company intends to apply to have its common stock listed for trading on the American Stock Exchange or NASDAQ Stock Market, although the Company cannot be certain that any of these applications will be submitted or approved.

The transfer agent for our common stock is Signature Stock Transfer, Inc. ONE Preston Park, 2301 Ohio Drive - Suite 100, Plano, TX  75093.

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Strato Malamas, the Company’s former chief executive officer, resigned effective as of February 9, 2007 , immediately upon closing of the Reorganization. Pursuant to the terms of the Reorganization Agreement, the new directors and officers of the Company are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06   Change in Shell Company Status ..

As a result of the consummation of the Reorganization described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01   Financial Statements and Exhibits ..

(a)

Financial statements of businesses acquired.

Thatcher ’s audited financial statements as of September 30, 2006 and for the period from inception (June 8, 2006) to September 30, 2006 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)

Pro Forma Financial Information.

The Company’s pro forma condensed combined financial statements as of November 30, 2006 and for the six months ended November 30, 2006 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)

Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Reorganization (the “Agreement”), dated as of the 29th day of December 2006, by and between KAL Energy, Inc., a Delaware corporation (“KAL”), and Thatcher Mining Pte. Ltd., a company incorporated in Singapore, incorporated by reference.  Filed with the Securities and Exchange Commission on 1/8/2007 in Current Report on Form 8-K.

3.1	Certificate of Incorporation of Patriarch Inc. (incorporated by reference from Exhibit 3.2 of Patriarch Inc.’s Registration Statement on Form SB-2 filed July 19, 2002).
3.2	Bylaws of Patriarch Inc. (incorporated by reference from Exhibit 3.2 of Patriarch Inc.’s Registration Statement on Form SB-2 filed July 19, 2002).
10.3

Cooperation and Investment Agreement dated January 7, 2007 by and among PT Bunyut Bara Mandiri, a limited liability company established under the laws of the Republic of Indonesia, Thatcher and Fitri S. Astuty Goodwin, a private individual, and Sri Purwani, a private individual.

10.4

Cooperation and Investment Agreement dated January 7, 2007 by and among PT Graha Panca Karsa, a limited liability company established under the laws of the Republic of Indonesia, Thatcher and Fitri S. Astuty Goodwin, a private individual, and Sri Purwani, a private individual.

10.5

Royalty Agreement entered into as of December 29, 2006, by and among Essendon Capital Ltd., a privately held company incorporated in Samoa, Carlton Corp., a privately held company incorporated in the Republic of Seychelles and Concord International Inc., a privately held company incorporated in the Bahamas, and together with Essendon and Carlton, Thatcher and the Company.

10.6	Laith Reynolds Loan Agreement between Thatcher and Laith Reynolds dated December 4, 2006.
10.7	Employment Agreement entered into as of February 9, 2007 by and between the Company and Cameron Reynolds.
10.8	Employment Agreement entered into as of February 9, 2007 by and between the Company and Jorge Nigalioni.
21.1

List of Subsidiaries – Thatcher Mining Pte Ltd., a company duly organized and existing under the laws of the Republic of Singapore, having its principal place of business at 9 Temasek Boulevard, #16-02A, Suntec Tower Two, Singapore 038989.

99.1	Thatcher ’s audited financial statements as of September 30, 2006 and for the period from inception (June 8, 2006) to September 30, 2006.
99.2	Pro forma condensed combined financial statements of the Company and Thatcher as of November 30, 2006 and for the six months ended November 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 15, 2007

KAL ENERGY INC.

By:

/s/ Strato Malamas

Director